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                                                                    EXHIBIT 10.7


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "First Amendment") is executed and dated effective as of the 31st day of January, 2001 between Zonagen, Inc. (the "Company") and Louis Ploth, Jr. (the "Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of October 16, 1993 (the "Employment Agreement") which Employment Agreement has been renewed pursuant to the terms thereof;

         WHEREAS, the Company and Executive now wish to amend certain provisions of the Employment Agreement;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereto agree as follows:

         1. Capitalized terms used but not defined herein have the respective meanings set forth in the Employment Agreement.

         2. Section 3 of the Employment Agreement is hereby amended to include the following paragraph:

                  "(ii) Upon the earlier of (x) a Change of Control (as defined below) of the Company or (y) the termination of further action by the Board of Directors in furtherance of a Change of Control, provided the Executive is an employee of the Company on either such date, the Executive shall receive a lump sum bonus payment in the amount of $25,000, subject only to such payroll and withholding deductions as are required by applicable federal and state laws."

         3. Section 6 of the Employment Agreement is hereby amended to include the following subsection (g) at the end thereof:

                  "Notwithstanding anything in this Section 6 to the contrary, upon a Change of Control (as defined below), provided the Executive is an employee of the Company immediately prior thereto, the Company shall:

                           (i) pay to the Executive, upon the closing of the Change of Control, a lump sum cash payment equal to .5 times the Executive's then current annual salary; such payment shall be in lieu of any other payments payable to the Executive pursuant to Section 6(a) above, and the terms of Section 6(d) and 6(f) shall not apply in such instance;

                           (ii) accelerate in full the vesting of all shares subject to any of the Executive's outstanding stock options, and Executive shall have a period of two years following the Change of Control to exercise such options; and

                           (iii) continue, for the period of six (6) months commencing on the date of such Change of Control, to provide the benefits



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                                    contemplated by Section 4(a) of this
                                    Agreement (provided that the continuation of such benefits shall be construed so as not to extend the period during which the Company shall be required to provide benefits under COBRA following the date of such Change of Control).

                  As used in this Agreement, a "Change of Control" shall mean:

                           (i) the acquisition after the Effective Date of this First Amendment, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
                                    (B) and (C) of subsection (ii) hereof; or

                           (ii) consummation after the Effective Date of this First Amendment of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (A)
                                    (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 30% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the


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                                    Outstanding Common Stock and the Outstanding
                                    Voting Securities immediately prior to such Corporate Transaction, as the case may be,
                                    (B) no Person (excluding (l) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the members of the Board in office immediately prior to such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such
                                    Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction."

         4. In addition, and notwithstanding any other provision of his Employment Agreement to the contrary, Executive shall be permitted to consult with other companies during the term of this Employment Agreement, provided that such consulting activities do not interfere with Employee's duties to the Company or otherwise violate the terms of the Proprietary Information and Inventions and Non-Competition Agreement entered into between the Company and Executive, and are conducted on Executive's own time. Further, Executive shall be permitted to have reasonable use of Company facilities (telephone, computers, fax) during his employment term to pursue other employment opportunities, provided that such use does not interfere with the discharge of his employment duties to the Company.

         5. Except as amended and modified by this First Amendment, the Employment Agreement shall continue in full force and effect. The Employment Agreement and this First Amendment shall be construed as one and the same instrument.

         6. This First Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

         7. This First Amendment (i) constitutes the entire contract between the parties relative to the amendments to the Employment Agreement made hereby, (ii) supersedes all prior agreements, consents and undertakings relating to such amendments and (iii) may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements of the parties.

         8. This First Amendment shall be construed and enforced in accordance with the laws of the State of Texas.

         9. This First Amendment shall be binding upon and shall inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns.



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         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement effective (the "Effective Date") for all purposes as of the date first above written.



EMPLOYEE                                     COMPANY

                                             ZONAGEN, INC.



/s/  Louis Ploth, Jr.                        By: /s/ Joseph S. Podolski
------------------------------------             -------------------------------
Louis Ploth, Jr.                                 Joseph S. Podolski
                                                 President and
                                                 Chief Executive Officer


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